                                                                   Exhibit 10.20

                              EARTHLINK NETWORK
                            SALES AGENT AGREEMENT

     THIS SALES AGENT AGREEMENT is made as of the Effective Date set forth below among EarthLink Network, Inc., a Delaware corporation ("EarthLink") and the Agent named below.

AGREEMENT DATA:

1.   Agent:           Entertainment Boulevard, Inc.

2.   Effective Date:  March 11, 1999

3.   Notice information per Section 9:

     (a) If intended for Agent:                   (b) If intended for EarthLink:
     Company Entertainment Boulevard, Inc.
     Email Address Stephen@entertainmentblvd.com  EarthLink Network, Inc.
     Address: 4052 Del Rey Avenue Suite 108       3100 New York Drive
              Marina Del Rey, CA 90292            Pasadena, California 91107
     Attn:    Stephen Brown                       Attn: Joel Felix
     Facsimile No:  (310) 578-6304                Facsimile No.: (626) 296-4176
     Phone No:      (310) 578-5404
4.   Applicable Exhibits:

     INITIALS

     [ILLEGIBLE] |           A.  Definitions

     [ILLEGIBLE] |           B.  EarthLink Trademarks

             N/A  |   N/A    C.  EarthLink General Guidelines for Use of Marks

     [ILLEGIBLE] |           D.  Special Terms

     THE REFERENCED EXHIBITS ARE A PART OF THIS AGREEMENT.

5.   Total pages in this Agreement: __ 10_(ten) __ (including this cover page).

SIGNATURES:

Agent and EarthLink acknowledge that they have read and fully understand this Agreement and hereby agree to its terms. In witness whereof, the parties have executed this Agreement under seal.

EARTHLINK:                                       AGENT:


/s/ Julie S. Mantis                              /s/ Stephen Brown
-------------------------------------------      --------------------------------------------------
(Signature of Authorized Representative)         (Signature of Authorized Representative if a corporation)

Julie S. Mantis                                  Stephen Brown
--------------------------------------------     --------------------------------------------------
(Printed Name of Authorized Representative)      (Print Name of Authorized Representative)

VP, Sales                                        CEO
--------------------------------------------     --------------------------------------------------
(Title)                                          (Title)


1. DEFINITIONS. Certain terms used in this Agreement have the meanings defined on the Definitions Exhibit hereto.

2.    LICENSE GRANT; ORDERS.

2.1 NON-EXCLUSIVE LICENSE. EarthLink hereby grants to Agent royalty free, non-exclusive and non-transferable license during the Term to market and solicit orders for the Services in the Territory (the "License"). To the extent that Agent receives any Licensed Material from EarthLink, the License shall include a royalty free, non-exclusive and non-transferable license during the Term to demonstrate the Licensed Material in connection with Agent's marketing and solicitation efforts hereunder.

2.2 ORDERS. All orders solicited by Agent are subject to approval and acceptance by EarthLink, which approval and acceptance shall be at EarthLink's sole discretion. EarthLink may reject any order for any reason.

2.3 PROHIBITION ON OTHER SALES OR LICENSE. Agent shall market and solicit orders for the Services only in accordance with the terms of this Agreement.

2.4 NO OTHER RIGHT. Agent shall have no right to distribute, sell or otherwise transfer any Licensed Material. Agent shall have no authority to accept any orders for the Services or otherwise on behalf of EarthLink or to bind EarthLink to any contract, agreement or other understanding, whether oral or written. To the extent that Agent possesses any Licensed Material, Agent shall not, nor shall it permit others to: reproduce or otherwise make copies of any portion of the Licensed Material or modify, reverse engineer, disassemble, decompile, or otherwise determine or attempt to determine or have or attempt to obtain access to, the source code or internal design of the Software or to create any derivative works based upon the Software. Nothing in this Agreement shall be construed as granting Agent any rights of any kind with respect to any portion of the Services or Licensed Material except as expressly and unambiguously set forth in this Agreement. All rights title and interest in and to, and ownership of, the Services and Licensed Material shall remain at all times exclusively with EarthLink and EarthLink's third-party licensors, as appropriate.

3.    COMMISSIONS; MAINTENANCE OF RECORDS; AUDIT.

3.1 COMMISSIONS. As compensation for and in consideration of the services to be rendered hereunder by Agent, EarthLink shall pay to Agent the commissions outlined on the Special Terms Exhibit (the "Commissions"). EarthLink shall pay the Commissions on a monthly basis within forty-five (45) days of the end of each calendar month. Each payment shall include therewith a reasonably detailed statement by EarthLink setting forth each closed sale on which Commissions are paid.

3.2 COSTS AND EXPENSES. Agent shall be responsible for the costs and expenses of performing its duties and obligations hereunder and shall not be entitled to reimbursement from EarthLink for same.

3.3 MAINTENANCE OF RECORDS; AUDIT. Each party shall maintain proper books and records so as to allow for the verification of amounts paid or owed to the other party. Each party agrees to allow the other party's auditors to audit and analyze its applicable records ensure compliance with all terms of this Agreement. Any such audit shall be permitted by the party to be audited, during normal business hours, upon at least fifteen (15) days notice given in accordance with Section 9. The cost of this audit shall be borne by the auditing party, unless the results identify a bona fide underpayment to the auditing party by more than five percent (5%) of the total amount paid or owed during the audited period or over-reporting by the audited party resulting in overpayment to the audited party by more than five percent (5%) of the total amount paid or owed during the audited period, in which case the cost of the audit shall be borne by the audited party.

4.    REPRESENTATIONS AND WARRANTIES.

4.1   EARTHLINK AUTHORITY.  EarthLink represents and warrants to Agent that
(i) EarthLink owns or has a valid license to all portions of the Services and Licensed Material and to EarthLink Trademarks, (ii) EarthLink has the full power and authority to enter into this Agreement and grant the License, and
(iii) EarthLink is a functional Internet access provider (the "Authority Warranty").

4.2 EARTHLINK MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE SERVICES OR THE SOFTWARE, WHETHER EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW. EARTHLINK EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EARTHLINK DOES NOT WARRANT THAT THE SERVICES OR SOFTWARE ARE ERROR-FREE OR THAT OPERATION OF THE SERVICES OR SOFTWARE OR INTERNET ACCESS WILL BE SECURE, UNINTERRUPTED OR ERROR-FREE.

4.3 TRADEMARK NON-INFRINGEMENT WARRANTY. EarthLink warrants to Agent that the EarthLink Trademarks do not infringe upon the patents, copyrights, trademarks or other intellectual property rights of any third party (the "Trademark Non-infringement Warranty").

4.4 PROHIBITION ON EXTENTION OF WARRANTIES. Agent shall not make or pass on, or attempt to make or pass on, to any third party any representation or warranty on behalf of EarthLink or its third-party licensors.

4.5 REMEDY FOR BREACH OF TRADEMARK NON-INFRINGEMENT WARRANT. In the event any EarthLink Trademark fails to conform to the Trademark Non-infringment Warranty, Agent shall immediately upon notice from EarthLink cease use of such alleged infringing EarthLink Trademark. In such event, Earth-Link, at its sole option, shall either obtain a valid license for Agent to use such EarthLink Trademark or select an alternative non-infringing mark which is similar as possible to the unavailable EarthLink

Trademark, and that new mark shall then be governed by the terms of this Agreement as an Earth-Link Trademark.

4.6 INDEMNIFICATION FOR THIRD PARTY INFRINGEMENT CLAIMS. EarthLink agrees to indemnify, and hold harmless, Agent from and against all reasonable costs and expenses related to claims made by third parties against Agent that the EarthLink Trademarks infringe the copyrights, trademarks or service marks or other intellectual property rights of such third parties.

4.7 LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, AND EXCEPT FOR THE OBLIGATIONS SET FORTH IN
SECTION 10, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

5.    MARKETING OF THE SERVICES.

5.1 PROMOTION. Agent shall use its best efforts to promote, advertise and market the Services promote the goodwill of EarthLink and the market reputation of EarthLink's products and services. Agent shall at all times conduct itself in a manner which promotes EarthLink's best interests and shall refrain from any and all conduct which in any way disparages EarthLink, its services or its products. Agent shall make no representations regarding the Services which exceed those made by EarthLink in its promotional materials. In the event that EarthLink provides Agent with promotional and other marketing material, Agent shall use reasonable efforts to insure that such materials are distributed in such a way as to maximize the benefit to EarthLink with respect to the Services.

5.2   AGENT OBLIGATIONS.  Agent agrees to perform the following activities:

5.2.1 To participate in such training courses and other instructional programs which EarthLink may, from time to time, require;

5.2.2 To provide written notice to EarthLink of any prospective customer for the Services;

5.2.3 To make available at all times an Agent representative to serve as the principal contact between Agent and EarthLink and to notify EarthLink in writing of any change in such representative;

5.2.4 To meet the Minimum Production Standards set forth in the Special Terms Exhibit;

5.2.5 To meet with EarthLink and its representatives from time to time, telephonically or in person, to discuss Agent's performance hereunder, the marketing of the Services, and any other matter which EarthLink reasonably considers to be related to Agent and its obligations hereunder;

5.2.6 To provide EarthLink with all necessary information needed to approve and process any order and close any sale solicited by Agent, including:

(a) Order from describing the Services being ordered and background information of the prospective customer;

(b)   Credit information with respect to the prospective customer; and

(c)   Such other information as EarthLink may require.

5.2.7 If Agent is not an individual, to insure that it's employees and representatives at all times comply with the terms of this Agreement and to be responsible for their actions.

5.3 PUBLICITY. Each party shall have the right to refer to the other party and its services and products in advertisements, press releases, news releases and general releases to professional and trade publications; provided, however, that any such item shall be presented to such other party not less than ten (10) days prior to the intended publication date for approval by such other party, which approval shall not be unreasonably withheld or delayed, and which shall be deemed to be given if no written response is provided within said ten (10) day period.

6. TRADEMARKS, TRADE NAMES AND OTHER DESIGNATIONS. Agent undertakes to faithfully reproduce all Marks as they may appear in respect of the Services. The Agent shall not use the Marks except as provided herein. All such use of the Marks shall be in accordance with the "EarthLink General Guidelines for Use of Marks" Exhibit B. Agent undertakes to reproduce faithfully all Marks and proprietary notices, slogans, designs and distinct advertising as may appear in respect of the Services. Notwithstanding the foregoing, any such use or proposed use shall be presented to EarthLink for approval, in EarthLink's sole discretion, not less than ten (10) business days prior to the intended date of use, which approval shall be deemed given if no written response is provided to Agent within said ten (10) business day period. Notwithstanding the authorization granted in this section, EarthLink and its third party licensors shall own all right, title and interest in and to the Marks. Other than as expressly and unambiguously provided in this Agreement, Agent shall not have, under any circumstances whatsoever, any right to use the Marks.

7.    TERM; TERMINATION.

7.1 TERM. This Agreement shall commence on the Effective Date, and unless sooner terminated in accordance with this Section, shall continue for one (1) year, whereupon it shall automatically renew for consecutive one (1) year terms unless notice of non-renewal is given by either party in writing no less than thirty (30) calendar days and no more than ninety (90) calendar days prior to the end of the then current term.

7.2 TERMINATION FOR CAUSE. Either party shall have the right to terminate this Agreement at any time, effective upon written notice of termination to the other party, in the event of a breach of this agreement which is unremedied for a period of thirty (30) days after written notice.
Notwithstanding the foregoing, either party may terminate this Agreement immediately upon a breach of Section 8.

     7.3 TERMINATION BY EARTHLINK. EarthLink shall have the right immediately to terminate this Agreement upon the occurrence of any of the following:

          7.3.1 If Agent is an individual, the death or disability of Agent; or if Agent is a corporation or partnership, the discontinuance, dissolution, liquidation or winding-up of its business;

          7.3.2 The sale, merger or consolidation of Agent to or with any other person or entity;

          7.3.3 The making by Agent of any general assignment for the benefit of creditors; the filing of a petition in bankruptcy with respect to the Agent; the appointment of a trustee or receiver to take possession of the Agent's assets; the attachment, execution or other seizure of Agent's assets; or

          7.3.4 Agent's failure to meet the Minimum Production Standards set forth on the Special Terms Exhibit.

     7.3 EFFECT OF TERMINATION OF THIS AGREEMENT. Upon termination of this Agreement for any reason whatsoever Agent shall: (i) immediately cease to replicate copies of any advertising and marketing materials with respect to the Services; (ii) return to EarthLink all other existing copies (including original copies) of any of the Licensed Material in the possession or under the control of Agent; (iii) immediately cease the marketing of, and solicitation of, orders for the Services; and (iv) immediately return to EarthLink all advertising and marketing related to the Services.

     7.4 NO DAMAGES OR INDEMNIFICATION FOR TERMINATION. Neither party shall be liable to the other party for any costs or damages of any kind, including incidental or consequential damages, or for indemnification, solely on account of the lawful termination of this Agreement, even if informed of the possibility of such damages.

     7.5 SURVIVAL OF TERMS UPON TERMINATION. The provisions of this Agreement that by their sense and context are intended to survive termination of this Agreement, shall so survive this Agreement, including Sections 4.2, 4.7, 7.3, 7.4, 7.5, 10 and 11.

     8. CONFIDENTIALITY. Each party shall: (i) hold in confidence, and not disclose or reveal to any person or entity, any Confidential Information disclosed under this Agreement without the clear and express prior written consent of a duly authorized representative of the disclosing party; and (ii) not use or disclose any of the Confidential Information for any purpose at any time, other than for the limited purpose of performance under this Agreement. These obligations shall continue indefinitely for so long as the Confidential Information is a trade secret under applicable law and shall continue for two (2) following termination of this Agreement with respect to Confidential information which does not rise to the level of a trade secret.

     9. NOTICES. Except as specifically provided in this Agreement, all notices required hereunder shall be in writing and shall be given by personal delivery, overnight courier service, or first class mail postage prepaid, to the parties at their respective addresses set forth on the first page hereof, or at such other address(es) as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section. All notices shall be deemed effective upon personal delivery, or three (3) business days following deposit with any overnight courier service or with the U.S. Postal System, first class postage attached, in accordance with this Section.

     10. INDEMNIFICATION. Agent shall defend, at its sole expense, any claim, suit or proceeding brought against EarthLink, insofar as such claim, suit or proceeding is based upon a claim by a third party alleging facts or circumstances that, if true, would constitute a breach of any covenant, representation or warranty of the Agent, provided EarthLink gives written notice of any such suit or proceeding promptly upon first learning of such suit or proceeding, and provides Agent, at no cost, with such assistance and cooperation as Agent may reasonably request in the defense thereof. Agent shall pay any damages and costs assessed against EarthLink (or paid or payable by EarthLink pursuant to a settlement agreement or any other resolution, formal or informal) in connection with such claim, suit or proceeding, Agent shall indemnify and hold EarthLink harmless from and with respect to any such loss or damage (including reasonable attorneys' fees and costs).

     11.  MISCELLANEOUS.

          11.1 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement, and supersedes any and all prior or contemporaneous representations, understandings and agreements between the parties with respect to the subject matter of this Agreement, all of which are merged in this Agreement.

          11.2 INDEPENDENT PARTIES. The parties are independent parties and nothing herein shall be construed as creating an employment relationship between the parties. Neither party is authorized as an agent or legal representative of the other party. Neither party is granted any right or authority to assume or to create, any obligation or responsibility, express or implied, on behalf or in the name of the other party, or to bind such other party in any manner. Each party is solely responsible for its own taxes.

          11.3 WAIVER. No waiver of any provision of this Agreement, or any rights or obligations of either party under this Agreement, shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

          11.4 AMENDMENT. All amendments or modifications of this Agreement shall be binding upon the parties despite any lack of consideration so long as such amendment or modifications are in writing and executed by the parties.

11.5 SEVERABILITY OF PROVISIONS. In the event that any provision of this Agreement is found to be invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

11.6 ASSIGNMENT. This Agreement may not be assigned by Agent without the written consent of EarthLink. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective legal successors and permitted assigns.

11.7 GOVERNING LAW; JURISDICTION; ATTORNEYS' FEES. This Agreement shall be governed by the laws of California without giving effect to applicable conflict of laws provisions. All actions with respect of this Agreement shall be brought in the federal and state courts having jurisdiction within Pasadena, California and the parties expressly consent to the personal jurisdiction of such courts. In the event any litigation or other proceeding is brought by either party in connection with this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all costs, attorney's fees and other expenses incurred by such prevailing party in such litigation.

11.8 FORCE MAJEURE. Neither EarthLink nor Agent shall be deemed in default of this Agreement if its performance or obligations under this Agreement are delayed or become impossible or impractical by reason of any act of God, war, civil disobedience or any other cause beyond the control of such party. Notwithstanding the foregoing, a change in economic conditions or technology shall not be deemed a force majeure event.

11.9 EXPORT RESTRICTIONS. None of the Services or underlying information or technology may be sold, exported or re-exported (i) into (or to a national or resident of) Cuba, Iraq, Libya, North Korea, Yugoslavia, Iran, Syria or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders.

                                  EXHIBIT A
                                 DEFINITIONS

1.1 CONFIDENTIAL INFORMATION means any information or material which : (i) is confidential or proprietary to the disclosing party, which derives economic value from not being generally known and is the subject of reasonable efforts by the disclosing party to maintain its secrecy; or (ii) the disclosing party obtains from any third party, which the disclosing party treats as proprietary, whether or not owned by the disclosing party. Confidential Information shall not include information which the receiving party can show is: (i) known by the receiving party at the time of receipt from the disclosing party and not subject to any other nondisclosure agreement between the parties; (ii) now, or which hereafter becomes, generally known to the public through no fault of the receiving party; (iii) otherwise lawfully and independently developed by the receiving party without reference to Confidential Information of the disclosing party; or (iv) lawfully acquired by the receiving party from a third party without any obligation of confidentiality.

1.2 COMMISSIONS means the compensation payable by EarthLink to Agent as set forth on the Special Terms Exhibit.

1.3 DOCUMENTATION means the documentation customarily supplied by EarthLink with the Software.

1.4 EARTHLINK TRADEMARKS means the trademarks, service marks, logos, trade names and slogans of EarthLink identified in the EarthLink Trademarks Exhibit B.

1.5 EFFECTIVE DATE means the date first set forth above which, upon execution of this Agreement by both parties, shall be the effective date of this Agreement.

1.6   LICENSED MATERIAL means the Software and the related Documentation.

1.7 MARKS means the EarthLink Trademarks and copyright and proprietary notices associated with EarthLink's products and services as well as the trademarks, trade names, service marks, logos, slogans and copyright and proprietary notices of EarthLink's third-party licensors.

1.8 MINIMUM PRODUCTIONS STANDARDS means the minimum number of prospective sales for the Services set forth on the Special Terms Exhibit which are generated by Agent and which are closed within a reasonable period of time so as to be attributable to Agent's efforts hereunder.

1.9 PROPRIETARY SOFTWARE means the object code form only of EarthLink's proprietary software contained in the EarthLink Network TotalAccess software suite.

1.10 SOFTWARE means the Proprietary Software and the Third Party Software. The Software shall include all enhancements, updates, upgrades and/or new versions released during the term of this Agreement.

1.11. SERVICES means the EarthLink services, as described on the Special Terms Exhibit, which Agent is licensed to market hereunder.

1.12. TERRITORY means the territory, described in the Special Terms Exhibit, in which Agent may market and solicit orders for the Services.

1.13. THIRD PARTY SOFTWARE means the object code form only of software EarthLink licenses from other third parties and which is included in EarthLink Network TotalAccess, including but not limited to: Netscape Navigator, Microsoft Internet Explorer and software from Apple Computer, Inc. and Network Telesystems.

                                EXHIBIT B

                EARTHLINK GENERAL GUIDELINES FOR USE OF MARKS


     NOTE: THIS EXHIBIT B MAY BE AMENDED FROM TIME TO TIME AS REQUIRED BY COMPANY AND ALL SUCH AMENDMENTS SHALL BE INCORPORATED HEREIN.

     TRADEMARKS, TRADE NAMES, LOGOS AND OTHER PRODUCT AND PROPRIETARY
     IDENTIFIES.

     EarthLink Network-Registered Trademark-
     EarthLink Network TotalAccess-TM-
     Netscape Communication Corporation's Netscape Navigator-TM-

     EarthLink Network-Registered Trademark- is a registered trademark of EarthLink Network, Inc.


     EarthLink Network Total Access-TM- is a trademark of EarthLink
     Network, Inc.

     Netscape Navigator-TM- is a trademark of the Netscape Communications Corporation.


     Copyright-C- 1997, Netscape Communications Corporation
     Copyright-C- 1997 by Network Telesystems, Inc.
     Copyright-C- 1997 EarthLink Network, Inc.
     All Rights Reserved.

                                EXHIBIT C

                         EARTHLINK NETWORK, INC.
             TRADEMARK AND COPYRIGHT NOTICE REQUIREMENTS FOR
               EARTHLINK NETWORK TOTAL ACCESS-TM- SOFTWARE




INTENTIONALLY LEFT BLANK

                           EXHIBIT D
                         SPECIAL TERMS

------------------------------------------------------------------------------
TERRITORY
---------

TERRITORY (IF NOT COMPLETED, THE TERRITORY SHALL BE THE FIFTY (50) STATES OF THE UNITED STATES):__________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
------------------------------------------------------------------------------

------------------------------------------------------------------------------
SERVICES
--------

SERVICES INCLUDE, BUT ARE NOT LIMITED TO THE FOLLOWING: ANALOG DIAL-UP ACCESS, ISDN ACCESS (DYNAMIC IP ADDRESSING), ISDN LAN (DYNAMIC IP ADDRESSING), T1 FRAME RELAY SERVICES, AND WORLD WIDE WEB HOSTING SERVICES. THE AGENT PROGRAM PAYS COMMISSIONS FOR SERVICES IN TWO CATEGORIES: INITIAL COMMISSIONS ONLY AND INITIAL COMMISSIONS PLUS RECURRING COMMISSIONS. A COMMISSION SCHEDULE ON THE FOLLOWING PAGE DEFINES WHICH SERVICES FALL INTO THESE TWO CATEGORIES.

EARTHLINK RESERVES THE RIGHT TO ALTER, CHANGE, MODIFY, ADD OR DISCONTINUE ANY OF THE SERVICES OFFERED. WHERE FEASIBLE, EARTHLINK WILL TRY TO PROVIDE REASONABLE NOTICE TO THE AGENT.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
MINIMUM PRODUCTION STANDARDS
----------------------------

DESCRIBE THE MINIMUM PRODUCTION STANDARDS APPLICABLE TO AGENT'S PERFORMANCE (E.G., NUMBER OF CLOSED SALES RESULTING FROM PROSPECTIVE CUSTOMERS PRODUCED BY AGENT, ETC.):

PRODUCTION STANDARDS APPLY TO THOSE SERVICES THAT ARE ELIGIBLE FOR INITIAL COMMISSIONS PLUS RECURRING COMMISSIONS. AGENT SHALL RECEIVE FROM EARTHLINK NETWORK, A PERCENTAGE OF THE SETUP FEES UPON FIRST SALE FOR ALL ELIGIBLE SERVICES. IN ADDITION AGENT SHALL RECEIVE A PERCENTAGE OF THE MONTHLY RESIDUALS ONCE INITIAL QUALIFYING PRODUCTION QUOTAS ARE MET. IN ORDER TO BE ELIGIBLE TO RECEIVE SAID PAYMENTS, AGENT MUST SELL A MINIMUM OF SIX (6) ELIGIBLE SERVICES.

IN ORDER TO CONTINUE TO RECEIVE RECURRING COMMISSIONS AN AGENT MUST REMAIN IN GOOD STANDING DURING THE TERM OF THE AGREEMENT. IN ORDER TO DO SO, AGENT MUST SELL OF MINIMUM OF $400.00 IN NEW REVENUE PER QUARTER FOR ELIGIBLE RESIDUAL BASED SERVICES. AGENT MAY CONTINUE TO RECEIVE INITIAL COMMISSIONS (PERCENTAGE OF SET UP FEES FOR THOSE SERVICES ELIGIBLE FOR RECURRING COMMISSIONS) REGARDLESS OF PERFORMANCE ON PRODUCTION STANDARDS AS LONG AS THE INITIAL QUALIFYING PRODUCTION QUOTA HAS BEEN MET.

AGENT WILL NOT BE ELIGIBLE TO RECEIVE RESIDUAL PAYMENTS IF THESE PERFORMANCE STANDARDS ARE NOT MET. IF AGENT FAILS TO SELL ANY NEW SERVICES FOR A PERIOD OF 90 DAYS, THEN ALL RESIDUAL PAYMENTS WILL BE TERMINATED.

AGENT WILL BE ENTITLED TO RECEIVE PAYMENTS FOR UP TO ONE YEAR FOLLOWING THE COMMENCEMENT OF SUCH PAYMENTS. THIS IS BASED SOLELY ON THE SERVICES SOLD BY AGENT.

IN ORDER TO REGAIN ELIGIBILITY TO RECEIVE ON GOING COMMISSIONS, AGENT MUST ONCE AGAIN MEET THE INITIAL QUALIFYING PRODUCTION STANDARDS OF SIX (6) ELIGIBLE SERVICES.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
COMMISSIONS:
------------

Describe the Commissions structure:

Agreement shall receive remuneration for services sold as laid out in the commission schedule below.


Service                              Initial Payment                Recurring Payment (monthly)
-------                              ---------------                ---------------------------
Total Access 1-50 sign-ups           $10.00 (set up waived)                       N/A

Total Access 51-1,000 sign-ups       $20.00 (set up waived)                       N/A

Total Access 1,000 + sign-ups        $25.00 (set up waived)                       N/A

ISDN                                 $20.00 (set up waived)                       N/A

ISDN LAN                             50% of set up fee                            N/A

Startersite (10MB)                   50% of set up fee                            N/A

Web Hosting (15HB and above)         50% of set up fee            10% residual after 5 Sites Hosted

Frame Relay                          50% of set up fee            5% residual after 5 Circuits Sold

Commissions for Total Access are not paid until a subscriber has been a paying customer for a period of 60 days and the Agent has produced the minimum return of 10 sign-ups. All other commissions are payable only after customer has paid for services. Commissions are paid on customers that are active and current paying customers only.

OTHER:

Agent Program Roles and Responsibilities

Act as an Agent of EarthLink Network, Inc. by handling the marketing and sales efforts necessary to close the sale. Represent to potential clients the services, products and benefits of EarthLink Network services. Provide ELN with all information necessary to process an order via web based order form or fax. Provide customer with first level of customer support. Provide customer with on-going maintenance and support.

Frame Relay and ISDN: Handle hardware sales as appropriate and provide integration and post sales support for connectivity services as appropriate. Provide EarthLink with installation dates and managed installation of customer's internet connectivity. Provide customer with local area network integration, hardware, software for internet connectivity.

Web Hosting: Handle all aspects of web design and maintenance of web site.

EarthLink Network will provide:

Assistance through our Business Customer Support Group, Customer Service, and Dial Up Technical Support. EarthLink will provide sales support with a dedicated telesales Account Executive and a field sales Account Manager.


Agreed to by the parties:

Initial:


/s/ illegible
----------------------------------        --------------------------------
Agent                                     EarthLink